24 August 1998

Richard McLean
C/- 7/13 Hepburn St
Freemans Bay
AUCKLAND


Dear Richard

EMPLOYMENT OFFER

Further to recent discussions, we wish to make an offer to transfer your employment as follows:

Position:           General Manager, Information Services

Employer:           Brocker Investments (NZ) Ltd

Reporting to:       Mike Ridgway, CEO

Based at:           Head Office, Auckland

Total Package:      $88,000 gross per annum
                    Base Salary              $70,000 gross per annum
                    Vehicle Allowance        $18,000 gross per annum

Review Date:        Performance after 6 months, thereafter
                    performance and salary annually on aniversary of start date

Start Date:         17 August 1998



If you are in agreement with the above, please sign both copies retaining one for yourself and returning the other to me. If there are any further queries which you wish answered, please don't hesitate to contact me.

Richard, we are very much looking forward to having you back on the team in New Zealand, and believe we can offer you a challenging and interesting career opportunity.

Please find attached a new permanent individual employment contract for your acceptance. Your initial employment in NZ and subsequently in Australia will be recognised and long service leave and special leave entitlements will be reflect this.

This offer is subject to the signing of the individual employment contract with attached House Rules.



Yours sincerely
BROCKER INVESTMENTS (NZ) LTD


Mike Ridgway
--------------------------------
CHIEF EXECUTIVE OFFICER





Accepted by:
             ________________________________________  ___/___/___
               Richard McLean

August 1998


                        BROCKER INVESTMENTS (NZ) LIMITED
                          SALARIED EMPLOYMENT CONTRACT


NAME:               RICHARD MCLEAN
                    ---------------------------------------------
POSITION:           GENERAL MANAGER - INFORMATION SERVICES
                    ---------------------------------------------
RESPONSIBLE TO:     CHIEF EXECUTIVE OFFICER
                    ---------------------------------------------
LOCATED AT:         HEAD OFFICE, AUCKLAND
                    ---------------------------------------------

                        BROCKER INVESTMENTS (NZ) LIMITED
                          SALARIED EMPLOYMENT CONTRACT


BETWEEN:       BROCKER INVESTMENTS (NZ) LIMITED
               -------------------------------------------

AND            RICHARD MCLEAN
               -------------------------------------------

COMMENCEMENT
OF EMPLOYMENT: MONDAY 17 AUGUST 1998
               -------------------------------------------


The terms and conditions contained herein supersede and replace any terms and conditions of employment that may have applied prior to the coming into force of this contract.


1. DUTIES/RESPONSIBILITIES

Your job description outlines your duties and responsibilities of your position. Because of the changing nature of the business, other duties will be included as agreed between the parties from time to time. It is expected that those duties will be performed in accordance with the instructions of the Company and that you will devote all of your normal working hours and best endeavour to performing these duties outlined in a manner which will promote the interest of the company.


2. HOURS OF WORK

(a) Your hours of work are a minimum of 40 per week to be worked on 5 days of the week Monday to Friday inclusive, between the hours of 8 am to 5.30 pm. Your hours of work and any conditions relating to them may be varied by mutual agreement.

(b) The Company may require you to work more than 40 hours per week to fulfil the responsibilities of your position. Payment for such time worked in excess of the weekly hours have been included in your salary package.

     You may be required to work on Saturday or Sunday as required from time to time by the Company.

(c) Rest periods and meal breaks may be taken at your discretion, of up to 1 hour per day.

3. REMUNERATION

(a)  Total package is $88,000 gross per annum, reviewed annually..
     (i)  Your base salary is $70,000 gross per annum.
     (ii) Motor Vehicle Allowance - You shall be paid an annual Motor Vehicle Allowance of $18,000 gross per annum.

(b) Expenses - Expenses incurred by yourself while performing our business shall be reimbursed according to the Company Expenses Policy.

(c)  Medical   Insurance   -  You  are   invited  to  take   advantage   of  the
     Brocker/Southern Cross Group Scheme.


4. PAYMENT OF REMUNERATION

(a) Your base salary shall be deposited into the bank account of your choice by direct credit on the 15th of each month or the first working day after the 15th. Such payment being made in advance up to and inclusive of the end of the month.

(b) The vehicle allowance shall be deposited monthly on the 15th of each month, included with your salary payment, and paid by direct credit as above.

(c) No deduction shall be made from your salary without your consent, except for time lost through sickness or default or accident to yourself, unless required by law.

(d) The Company will provide you with a statement of your earnings and deductions for a pay period at your request or where there is any change to your salary payments.


5. STATUTORY HOLIDAYS

(a) Public holidays shall be granted and observed in accordance with the provisions of the Holidays Act 1981.

(b) Any time worked on a statutory holiday that has been authorised by your manager shall be taken in lieu on a day that is mutually agreed upon and credited to your annual holiday accumulation.


6. ANNUAL HOLIDAYS

(a) Annual holidays are provided in accordance with the provisions of the Holidays Act 1981 and its amendments.

(b) You shall be entitled to an annual holiday of 3 weeks. Where your employment is terminated at the end of a period of employment which is less than one year, the Company shall pay you an amount equal to 6% of your gross taxable earnings, minus any holiday pay you have already received. Requests for annual leave must be submitted for approval at least 30 days in advance.

(c) Service Holiday - Where you have completed 5 years current continuous service you shall become entitled to an annual holiday of 4 weeks instead of the 3 weeks provided for in (b) above.


7. SICK LEAVE AND DOMESTIC LEAVE

(a) From your start date of 17 August 1998, you shall be entitled to sick pay of 7 days for each year of service.

     Sick pay shall be accumulative to up to 21 days.

(b) The company may, at its discretion, require you to provide a medical certificate for any sick leave or domestic leave absence. You shall be required to provide a medical certificate where you are absent for more than 2 days for sick leave or domestic leave absence.

(c) You shall ensure notice is given to us that you are sick or taking domestic leave, not later than one hour prior to your normal commencing time and you shall notify us as soon as possible when a return to work is likely.

(d)  The  Company   shall  also  have  the  right  to  require  you  to  produce additionally, a medical certificate at our expense, from a doctor nominated by ourselves.

(e) Domestic Leave - Where you have any unused sick leave entitlement, leave of up to 7 days per year shall be granted where you find it essential to stay at home in an emergency in the event of illness of a dependant child or spouse's illness or dependant parent or maternity confinement. Such leave shall be treated as though it was due to your own sickness and this shall be set off against your own sick leave entitlement.

(f) Sick leave and domestic leave will not be paid on a day on which a holiday is being observed.

(g) Your manager may at their discretion grant additional sick leave or domestic leave with/without pay where special circumstances exist.

8. BEREAVEMENT LEAVE

(a) In the event of the death of any of your immediate family, ie your spouse or defacto partner, child, stepchild, parent, brother, sister, mother-in-law, father-in-law, brother-in-law, sister-in-law, grandparent, or grandchild, the Company shall allow paid leave up to a maximum period of 3 days on each occasion. The Company may, at our discretion, ask you for confirmation of the bereavement.

(b) The company may at its discretion, grant additional leave without pay where the Company consider special circumstances exist.


9. SPECIAL HOLIDAYS CLAUSE

     Note that the entitlements in Clauses 7 and 8 are inclusive of and not in addition to the entitlements for Special Leave provided in Section 30 (A) of the Holidays Act 1981 and amendments.


10. CONTINUATION OF SERVICE

     Your previous employment with Sealcorp Computer Products Ltd will be recognised and service related entitlements will be carried over to your full time employment with Brocker Investments NZ Ltd.


11. UNPAID LEAVE

     Where you need to be away from work for personal reasons the company may grant limited time off work without pay. Such leave must be authorised by the company in advance. Please make a request for such leave as far ahead of the intended date as possible and talk to your manager regarding the circumstances for the leave. Such approved leave must be recorded on an official leave application form.


12. PARENTAL LEAVE

     Parental Leave shall be granted in accordance with the provisions of the Parental Leave and Employment Protection Act 1987 and its amendments.


13. JURY SERVICE

(a) Where you are obliged to undertake jury service, the difference between the fees (excluding reimbursing payments) paid by the Court and your salary shall be made up by ourselves provided:

     (i)  That you produce the Court expenses voucher to us.

     (ii) That you return to work immediately on any day that you are not actually serving on a jury.

(b) These payments shall be made for up to a maximum of 5 days in respect of each separate period of jury service.

(c) You must advise us on the first normal work day after notification of jury service is received.


14. TUITION LEAVE

(a) Where, with the Company's prior written approval, you attend any job-related course during working hours, you shall be allowed paid time off. Where you pass all the necessary requirements and complete the course, the company may reimburse you for half the cost of tuition and examination fees.

(b) Where you initiate and take tuition leave at your own request and where you terminate your own employment within 12 months of having the tuition fees or examination fees paid on your behalf, you shall reimburse the Company for fees outlaid on a pro rata basis.


15. TERMINATION OF EMPLOYMENT

(a) Notification - Employment may be terminated with 1 months notice by either party or where the employment is terminated by either party without notice 1 months pay shall be paid or forfeited in lieu of notice. This provision shall not prevent us from summarily terminating the employment in the case of serious misconduct and/or serious breach of contract.

(b)  Deductions -

     (i) Where company issued gear or property is lost, or in our opinion wilfully damaged it will be treated as a default by yourself and the Company shall have the right to recover from you the cost of repairing or replacing any such items.

     (ii) Where employment is terminated by either party and the effective last day of duty is prior to the normal pay period end date, the Company shall be entitled to deduct or recover such salary paid in advance.

(c)  Redundancy -

     (i) In the event that your position becomes surplus to the needs of the Company, you shall be given notice of termination in accordance with the provisions of subclause 15(a).

     (ii) Redundancy compensation shall be calculated on the basis of four weeks pay for the first year of service with the Company and two weeks pay for each subsequent year of service. For the purposes of this clause, a week's pay shall be 1/52 of your annual salary.

    (iii) No redundancy compensation shall be payable in any situation where the termination of your employment arises as a result of the sale or transfer of the whole or part of the Company's business if the person acquiring the business or part being sold or transferred has offered you employment in the business or part being sold or transferred and the conditions of employment offered to you by the person acquiring the business or the part of the business being sold or transferred are similar to, or more favourable than, those provided for by this contract, or are otherwise acceptable to you.

16. RESTRAINT OF TRADE

(a) In order to protect the employer's proprietary interests, for three months after the termination of this contract you shall not engage to work for or on behalf of an organisation in direct competition with this Company, nor establish your own business in competition with this Company. Nor shall you solicit in competition with the Company the custom of any person who has at any time during the period of your employment by the Company been a customer of the Company or who will become a customer of the Company as a result of any tender, negotiations, arrangements or proceedings made or taking place at the date of such termination.

(b) Consideration for this restraint is included in the remuneration package provided in clause 3 of this contract.

(c) It is acknowledged that in view of your position with the Company and your direct association with the customers of the Company during your employment, the restraint provided for in subclause (a) is fair and reasonable and does not inhibit your ability to earn a reasonable living.

17. PERSONAL GRIEVANCE/DISPUTES

The Company consider it desirable that any dispute over the interpretation application or operation of this contract or any grievance of any employee be resolved as quickly as possible at the place of work between ourselves.

Personal grievances and disputes shall be as defined under the Employment Contracts Act 1991. Personal Grievance procedures shall be in accordance with the First Schedule of the Employment Contracts Act 1991. Disputes procedures shall be in accordance with the Second Schedule of the Employment Contracts Act 1991.

18. VARIATIONS

Any of the terms and conditions contained in this contract may be varied by mutual agreement.

19. OTHER PROVISIONS

(a) I agree to abide by all Company Policies as may from time to time be in operation.

(b) I agree to work a reasonable number of hours in excess of my weekly hours as may be required by the Company.

(c) I agree, in the event of termination of my employment to the deduction from my final pay for any unreturned company property, or other debt owing to the company, whatsoever it may be.

(d) I agree, during the period of my employment or at any time thereafter, not to disclose to any unauthorised person or company, or otherwise make use of, any confidential or secret information related to or obtained as a result of my employment with the Company including, without limiting the generality of processes, customer lists, formulae, designs, new products, finances or relating to know-how, inventions, improvements or other matters connected with the products or services manufactured, marketed, provided or obtained by the Company.


20. DECLARATION

I (full  name)  _______________________________  declare  that I have  read  and understand the conditions of employment detailed above and accept them fully. I further declare that I have read (or had explained to me to my satisfaction) the House Rules and accept them.



Signed:                                       Date:
        -----------------------------------         ----------------------------
          RICHARD MCLEAN


Signed:                                       Date:
        -----------------------------------         ----------------------------
          FOR AND ON BEHALF OF
          BROCKER INVESTMENTS (NZ) LIMITED

Enclosed: House Rules

                          BROCKER INVESTMENTS (NZ) LTD
                                   HOUSE RULES


Serious Misconduct - what does this mean? It is important to each one of us that we read and understand these Company House Rules because instant dismissal usually occurs when an individual breaches one of the following fundamental and important rules:

ITEMS THAT CAN CONSTITUTE SERIOUS MISCONDUCT FOR WHICH THE PENALTY IS INSTANT DISMISSAL INCLUDE BUT ARE NOT LIMITED TO:

a) Unauthorised possession and/or movement of company, client or other employees property. This includes the taking of any company equipment, data or information off company property.

b) Fighting and/or verbal abuse of another employee, customer, or client on company premises or when attending company functions.

c) Falsification or being a party to falsification of any company or client document or record. This includes time/wage/accident/expense/leave records etc.

d)   Failure  to  follow  cash  handling   procedures,   and/or   negligence  or
     carelessness when handling cash/cheques etc.

e)   Unauthorised use of company/client equipment or vehicles.

f)   Refusal to attend doctor nominated by your employer.

g) Disclosure of confidential information; including making unauthorised statements to the media, or at public meetings which effect or pertain to the company, customer or client.

h)   Failure to follow safety requirements.

i)   Irresponsible use of fire protection or safety equipment.

j) Holding any interview, directly or indirectly, in a business outside of Brocker's that conflicts in any way with Brocker's operations.

k) Wilful, deliberate or negligent acts which cause injury or damage, or adversely effects quality or productivity.

l)   Wilful damage to property/equipment/product.

m)   Refusal to obey lawful and reasonable instruction

n)   Sexual harassment or intimidation of another employee, customer or client.

o) Consuming alcohol on company or client property, unless with management's consent.

p) Bring drugs (except as prescribed by own doctor) or consuming drugs on company or client property.


ITEMS THAT CAN CONSTITUTE LESS SERIOUS MISCONDUCT FOR WHICH THE PENALTY IS A WARNING, INCLUDE BUT ARE NOT LIMITED TO:

a)   Failure to perform work to required standard.

b)   Failure to follow product handling procedure.

c)   Unauthorised absence.

d)   Boisterous, disruptive or irresponsible behaviour.

e) Reporting for work in such a condition that duties are unable to be performed properly or safely.

f) Failure to report any accident or personal injury occurring at work, no matter how minor the incident.

g) Poor time keeping, including arriving late for work, or from lunch and/or tea breaks.

h)   Careless or indifferent performance of duties.

i)   Being discourteous to other employees, customers or clients.

j)   Aggressive/argumentative behaviour.

k) Using abusive language which may cause offence to another person, while at the company's place of work.

l)   Leaving assigned place of work without permission.

m) Failing to be at assigned place of work during working hours without the permission of management.